UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 15, 2019

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3240 Bayshore Blvd. Brisbane, California (Address of principal executive offices)	94005 (Zip code)

 (415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2019, Cutera, Inc. (“Cutera” or the Company) appointed Fuad Ahmad, a partner at FLG Partners, LLC (“FLG Partners”), a chief financial officer services and board advisory consulting firm, as Cutera’s Interim Chief Financial Officer to serve as the Company’s principal financial officer while Cutera conducts its ongoing search for a new Chief Financial Officer. Mr. Ahmad will serve in these positions until his successor is appointed or until Mr. Ahmad’s earlier resignation or removal.

Mr. Ahmad, 49, has been a partner at FLG Partners since January 2013 and has served as consulting Chief Financial Officer for multiple clients of FLG Partners. Prior to this assignment, Mr. Ahmad served on an FLG assignment as Chief Financial Officer of Telenav, Inc. (NASDAQ: TNAV), a listed enterprise software company focused on connected care and location-based services. From April 2016 to June 2018, Mr. Ahmad served as Chief Financial Officer of Quantum Corporation (NYSE: QTM), a listed company focused on enterprise data storage and software defined storage workflows. From November 2015 to March 2016, Mr. Ahmad served on an FLG assignment for Real Time Innovation, Inc., a private enterprise IoT software company. At Real Time Innovation, Mr. Ahmad served as an advisor to the board of directors and the chief executive officer as the company transitioned the business to subscription pricing. Prior to Real Time Innovation, Mr. Ahmad served on an FLG assignment as Chief Financial Officer for Ensighten, Inc. from February 2013 until November 2015. From June 1996 to April 2012, Mr. Ahmad served in various positions with both public and private companies. Mr. Ahmad received a B.S. in Finance from Brigham Young University.

In connection with retaining Mr. Ahmad as its Interim Chief Financial Officer, Cutera entered into a Confidential Consulting Agreement with FLG Partners, effective November 11, 2019 (the “Consulting Agreement”), pursuant to which Cutera will pay FLG Partners at a rate of $450.00 per hour for Mr. Ahmad’s services. The Consulting Agreement requires that Cutera indemnify Mr. Ahmad and FLG Partners in connection with Mr. Ahmad’s performance of services. The Consulting Agreement has an indefinite term, however it is subject to termination by either party upon thirty days’ notice.

The Nominating and Governance Committee of the Board is actively searching for qualified candidates to serve as the Company’s Chief Financial Officer, which performs the functions of the Company’s principal financial officer.

The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is as attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 18, 2019, Cutera issued a press release related to Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Items 5.02 and 7.01 of this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to General Instruction B.2 of Form 8-K, will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement between Cutera, Inc. and FLG Partners, effective November 11, 2019.
99.1	Press Release of Cutera, Inc. dated November 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

Date: November 18, 2019	/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel & Corporate Secretary